UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 30, 2012

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 30, 2012 (the “execution date”), The United Illuminating Company (UI), a wholly owned subsidiary of UIL Holdings Corporation (the “Registrant”), entered into a Note Purchase Agreement (the “Agreement”) with a group of institutional accredited investors providing for the sale to such investors of $203.5 million principal amount of senior unsecured notes, $103.5 million of which were issued on the execution date.  The issuance of the remaining $100 million senior unsecured notes is expected to occur on April 2, 2012, subject to certain conditions.  The series of notes under the Agreement are as follows: (1) $31 million 2.98% Senior Notes, Series A, due January 30, 2019; (2) $51.5 million 3.61% Senior Notes, Series B, due January 31, 2022; (3) $34 million 3.61% Senior Notes, Series C, due January 31, 2022; (4) $52 million 4.89% Senior Notes, Series D, due January 30, 2042; and (5) $35 million 4.89% Senior Notes, Series E, due January 30, 2042.

Under the Agreement, UI is subject to certain covenants, including the requirement to maintain a ratio of consolidated indebtedness to consolidated capitalization of not greater than 65%.  In addition, the Agreement describes typical events of default, including the situation in which UI defaults on indebtedness in the aggregate principal amount of at least $10 million due to (i) a default in payment or payments due on the indebtedness, or (ii) default in the performance of or compliance with any term or condition of the indebtedness, which could result in the requirement that such indebtedness be repaid, or (iii) the occurrence of any event or condition that could require the purchase or repayment of the indebtedness prior to maturity.

A copy of the Agreement is attached hereto as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits – The following exhibits are filed as part of this report:

4.1
Note Purchase Agreement, dated January 30, 2012, for $31,000,000 2.98% Senior Notes, Series A, due January 30, 2019; $51,500,000 3.61% Senior Notes, Series B, due January 31, 2022; $34,000,000 3.61% Senior Notes, Series C, due January 31, 2022; $52,000,000 4.89% Senior Notes, Series D, due January 30, 2042 and $35,000,000 4.89% Senior Notes, Series E, due January 30, 2042.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 2/1/12	By	/s/	Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

4.1
Note Purchase Agreement, dated January 30, 2012, for $31,000,000 2.98% Senior Notes, Series A, due January 30, 2019; $51,500,000 3.61% Senior Notes, Series B, due January 31, 2022; $34,000,000 3.61% Senior Notes, Series C, due January 31, 2022; $52,000,000 4.89% Senior Notes, Series D, due January 30, 2042 and $35,000,000 4.89% Senior Notes, Series E, due January 30, 2042.